As filed with the Securities and Exchange Commission on June 4, 2010

No. 333-140362

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5

on

FORM S-3

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROTECTION ONE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	93-1063818 (I.R.S. Employer Identification Number)

1035 N. 3rd Street, Suite 101

Lawrence, KS 66044

(785) 856-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Eric Griffin, Esq.

General Counsel

4221 West John Carpenter Freeway

Irving, TX 75063

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

R. Scott Falk, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public:  Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☒

EXPLANATORY NOTE

Protection One, Inc. (the “Company”) filed a Post-Effective Amendment No. 2 on Form S-3 to Form S-4 (No. 333-140362) (“PE Amendment No. 2”) with the Securities and Exchange Commission on August 10, 2007, to register on Form S-3 shares of common stock, par value $.01 per share (the “Common Stock”) previously registered on Form S-4.  On June 4, 2010, pursuant to that certain Agreement and Plan of Merger, dated as of April 26, 2010, by and among the Company, Protection Acquisition Sub, Inc., a Delaware corporation, and Protection Holdings, LLC, a Delaware limited liability company (“Holdings”) (as amended by that certain Amendment No. 1 to the Agreement and Plan of Merger dated May 21, 2010), the registrant will become an indirect wholly owned subsidiary of Holdings.  As a result of the transactions contemplated thereby, the Company has terminated all offerings of the Company’s securities pursuant to PE Amendment No. 2.

This Post-Effective Amendment No. 5 is being filed to deregister, as of the effectiveness of this post-effective amendment, all unsold shares of Common Stock, the sale of which was registered under PE Amendment No. 2.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Post-Effective Amendment No. 5 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irving, State of Texas, on the 4th day of June, 2010.

PROTECTION ONE, INC.

By:	/s/ J. Eric Griffin
Name: J. Eric Griffin
Title: Vice President, General Counsel and Secretary

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